EXHIBIT 2


REGISTERED                                                            REGISTERED

Number                      DATA GENERAL CORPORATION                $__________
R - _________        6% CONVERTIBLE SUBORDINATED NOTE DUE 2004

                                                               CUSIP 237688 AG 1

        Data General Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor corporation under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to
__________________________or   registered   assigns,   the   principal   sum  of
___________________  ($________) on May 15, 2004, at the office or agency of the
Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 15 and November 15 of each year, commencing November 15, 1997, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 6%, from May 15 or November 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from May 21, 1997, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any April 30 or October 31, as the case may be, and before the following May 15 or November 15, this Note shall bear interest from such May 15 or November 15; provided, however, that if the Company shall default in the payment of interest due on such May 15 or November 15, then this Note shall bear interest from the next preceding May 15 or November 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from May 21, 1997. The interest payable on the Note pursuant to the Indenture on any May 15 or November 15 will be paid to the person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the April 30 or October 31 (whether or not a Business Day) next preceding such May 15 or November 15, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

        Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Notes to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with and governed by the laws of New York, without regard to principles of conflicts of laws.

        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

        IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


[DATA GENERAL CORPORATION]                     DATA GENERAL CORPORATION
    [CORPORATE SEAL]
        [1968]
      [DELAWARE]

                                   Attest:                By:
                                  /s/ Carl E. Kaplan     /s/ Ronald L. Skates
                                  ------------------     --------------------
                                      SECRETARY          PRESIDENT & DIRECTOR



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated:


THE BANK OF NEW YORK, as Trustee


By:_________________________________________
      Authorized Signatory


By:_________________________________________
     As Authenticating Agent (if different from Trustee)

                           [FORM OF REVERSE OF NOTE]

                            DATA GENERAL CORPORATION
                   6% CONVERTIBLE SUBORDINATED NOTE DUE 2004


        This Note is one of a duly authorized issue of Notes of the Company, designated as its 6% Convertible Subordinated Notes due 2004 (herein called the "Notes"), limited to the aggregate principal amount of $212,750,000 all issued or to be issued under and pursuant to an indenture dated as of May 21, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

        In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Note, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, or change the obligation of the Company to make redemption of any Note upon the happening of a Fundamental Change in a manner adverse to the holder of the Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Section 15.6 thereof, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Notes, a default in the payment of redemption price pursuant to Article III or a failure by the Company to convert any Notes into Common Stock of the Company. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

        The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

        Interest on the Notes shall be computed on the basis of a year of twelve 30-day months.

        The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

        The Notes will not be redeemable at the option of the Company prior to May 18, 2000. At any time on or after May 18, 2000, and prior to maturity, the Notes may be redeemed at the option of the Company as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 30 days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to, but excluding, the date fixed for redemption:

If redeemed during the 12-month period beginning May 18, 2000 and ending May 14, 2001 at a redemption price of 103.429%, and if redeemed during the 12-month period beginning May 15:

            Year                            Percentage

            2001.............................102.571%
            2002.............................101.714%
            2003.............................100.857%

and 100% at May 15, 2004; provided, that if the date fixed for redemption is on May 15 or November 15, then the interest payable on such date shall be paid to the holder of record on the next preceding April 30 or October 31, respectively.

        The Notes are not subject to redemption through the operation of any sinking fund.

        If a Fundamental Change (as defined in the Indenture) occurs at any time prior to May 15, 2004, the Notes will be redeemable on the 30th day after notice thereof at the option of the holder. Such payment shall be made at 106.000% from the date of initial issuance of the Notes until May 14, 1998; at 105.143% from May 15, 1998 until May 14, 1999; at 104.286% from May 15, 1999 through May 17,
2000; at 103.429% from May 18, 2000 until May 14, 2001, and at the following prices (expressed as percentages of the principal amount) in the event of a Fundamental Change occurring during the 12-month period beginning May 15:

            Year                            Percentage

            2001.............................102.571%
            2002.............................101.714%
            2003.............................100.857%


and 100% at May 15, 2004; provided in each case that if the Applicable Price (as defined in the Indenture) is less than the Reference Market Price (as defined in the Indenture), the Company shall redeem such Notes at a price equal to the foregoing repayment price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay accrued interest, if any, on such Notes to, but excluding, the repayment date; provided, that if such repayment date is May 15 or November 15, then the interest payable on such date shall be paid to the holder of record of the Note on the next preceding April 30 or October 31. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For a Note to be so repaid at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, such Note with the form entitled "Option to Elect Repayment Upon a Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business Day).


        Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 90 days following the latest date of original issuance of the Notes and prior to the close of business on May 15, 2004, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the Conversion Price of $26.194 or such Conversion Price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date, this Note (unless it or the portion being converted shall have been called for redemption during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

        Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Notes at an amount equal to the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the holders thereof and convert them into Common Stock of the Company and to make payment for such Notes as aforesaid to the Trustee in trust for such holders.

        Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

        No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

        Terms used in this Note and defined in the Indenture are used herein as therein defined.



                                 ABBREVIATIONS


        The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common
TEN ENT -  as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - ___(Cust)____ Custodian  _____(Minor)_____ under Uniform
           Gifts to Minors Act_____(State)___

    Additional abbreviations may also be used though not in the above list.


           ----------------------------------------------------------
                               CONVERSION NOTICE

To:     DATA GENERAL CORPORATION

        The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Data General Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.


Dated:                                        __________________________________


                                              _________________________________
                                              Signature(s)

                                              _________________________________
                                              Signature Guarantee



Fill in for registration of shares            Principal amount to be converted
of Common Stock if to be issued,
and Notes if to be  delivered,                (if less than all): $____________
other than to and in the  name
of the registered  holder:                    _________________________________
                                              Social Security or Other Taxpayer
                                                  Identification Number



__________________________________
(Name)

__________________________________
(Street Address)

__________________________________
(City, State and Zip Code)

Please print name and address



           ----------------------------------------------------------
                                   ASSIGNMENT


For value received________________hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
(Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints

________________________________________________________________________________
attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.



           ----------------------------------------------------------
              OPTION TO ELECT REPAYMENT UPON A FUNDAMENTAL CHANGE

TO:     DATA GENERAL CORPORATION

        The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Data General Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the redemption price, together with accrued interest to, but excluding, such date, to the registered holder hereof.

Dated:_______________                      _____________________________________

                                           _____________________________________
                                                         Signature(s)

                                           NOTICE:  The above signatures of the
                                           holder(s) hereof must correspond
                                           with the name as written upon the
                                           face of the Note in every particular
                                           without alteration or enlargement or
                                           any change whatever.


                                           Principal amount to be converted (if
                                           less than all):$_____________________


                                           _____________________________________
                                           Social Security or Other Taxpayer
                                               Identification Number